Exhibit 10(g)(vi)

     AMENDMENT No. 6, dated as of January 3, 2001, to the Employment Agreement, made as of the third day of April 1985, and effective as of March 1, 1985 (as amended by amendments, dated as of September 25, 1990, September 30, 1991, September 25, 1992, February 3, 1993, and September 11, 1998, the "Agreement"), by and between American Technical Ceramics Corp., a Delaware corporation (the "Company") and Victor Insetta ("Employee").

                                   WITNESSETH:

     WHEREAS, Employee is employed as President and Chief Executive Officer of the Company pursuant to the Agreement;

     WHEREAS, The Company and the Employee desire to amend the agreement as hereinafter provided:

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 5 (a) of the Agreement is hereby amended by replacing Section 5 (a) of the Agreement in its entirety to read as follows:

     (a) As incentive compensation ("Incentive Compensation"), the Company shall pay to the Employee an amount equal to two and one half percent (2 1/2%) of the Company's "Pre-tax Profits" (as calculated under
          Section 5 (b) and 5 (c)) for each fiscal year of the Company during the term hereof effective with the Company's fiscal year ending June 30, 2001.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be duly executed and delivered as of January 3, 2001.

                                 AMERICAN TECHNICAL CERAMICS CORP.

                                 /s/KATHLEEN M. KELLY
                                 --------------------
                                 Kathleen M. Kelly
                                 Vice President, Administration, Corp. Secretary



                                /s/VICTOR INSETTA
                                -----------------
                                Victor Insetta


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